UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOOTHILLS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	98-0339560 (I.R.S. Employer Identification No.)

4540 California Avenue, Suite 550 Bakersfield, California (Address of principal executive offices)	93309 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
n/a	n/a

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.            ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.            ☒

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Registrant’s common stock appearing under the heading “Description of Securities” in the prospectus included in Amendment No. 7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-137925), as amended, filed with the Securities and Exchange Commission on May 5, 2008, is incorporated herein by reference.

Item 2.	Exhibits
Exhibit Number	Exhibit
3.1*	Articles of Incorporation of Foothills Resources, Inc.
3.2*	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.
3.3*	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.
3.4*	Bylaws of Foothills Resources, Inc.
4.1*	Specimen Stock Certificate

*

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 7 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-137925), as amended, filed with the Securities and Exchange Commission on May 5, 2008.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 6, 2008	FOOTHILLS RESOURCES, INC.

By:	/s/ Dennis B. Tower
Name:	Dennis B. Tower
Title:	Chairman of the Board and

                     Chief Executive Officer